UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On December 5, 2006, QuadraMed Corporation (the “Company”) issued a press release announcing that, as of 5:00 PM Eastern on December 1, 2006, the Securities and Exchange Commission declared effective the Company’s two pending Form S-3 Registration Statements, which register for resale (i) the shares of the Company’s Series A Preferred Stock, (ii) the shares of common stock issuable upon conversion of the Series A Preferred Stock, and (iii) the shares of common stock issued or issuable upon the exercise of the warrants that were issued in April 2003 in connection with the Company’s now-retired 10% Senior Secured Notes due 2008. This press releases also discusses the reduction in dividends required to be paid to holders of the Company’s Series A Preferred Stock upon the effectiveness of the Form S-3 Registration Statement for the Company’s Series A Preferred Stock.

A copy of the Press Release is furnished as Exhibit 99.1 and is incorporated herein by reference in response to this Item 8.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit 99.1	QuadraMed Corporation Press Release, dated December 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2006

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	QuadraMed Corporation Press Release, dated December 5, 2006.